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                                                                     EXHIBIT 1.1



                             JOINT FILING AGREEMENT



         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the Class A Common Stock of Mitchell Energy & Development Corp., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof the undersigned hereby execute this Agreement as of the 29th day of June, 2000.





                                                      /s/ GEORGE P. MITCHELL
                                                      --------------------------
                                                      George P. Mitchell



                                                      /s/ CYNTHIA WOODS MITCHELL
                                                      --------------------------
                                                      Cynthia Woods Mitchell